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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 for American Oriental Bioengineering, Inc. and Subsidiary of our report dated March 15, 2003 related to the consolidated balance sheet of American Oriental Bioengineering, Inc. for the year ended December 31, 2002 and the related consolidated statement of income, shareholders' equity and cash flows for the year then ended. We also consent to the reference to us under the headings "EXPERTS" in such form SB-2.


/s/ Thomas Leger & Co., L.L.P.
    Thomas Leger & Co., L.L.P.

Houston, Texas
December 15, 2004